UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 27, 2006
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

201 East Fourth Street
Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          On March 27, 2006, the Compensation Committee approved the grant of performance unit awards under the Cincinnati Bell 1997 Long Term Incentive Plan to the Company’s executive officers. Under the 2006 performance unit awards, the executive officers were awarded the right to earn common shares. Actual payouts of these shares, if any, will be determined by a non-discretionary formula, which measures the Company’s “free cash flow” over a three-year performance period, including a 2006 performance period, a 2006-2007 performance period and a 2006-2008 performance period. If the Company achieves free cash flow results between 90%-110% of target, the executive officers may receive between 75%-150% of the target number of common shares, in the aggregate, during the three-year performance period. If less than 90% of the free cash flow target is achieved during any performance period, no shares will be earned for that performance period. Special vesting provisions apply in the case of retirement, disability, death and change in control. The target number of and value (based on the $4.285 fair market value of the common shares on the date of grant) of common shares that each executive officer may earn is as follows: Mr. Cassidy – 286,500 shares and $1,227,652, Mr. Ross – 62,500 shares and $267,812, Mr. Dir – 50,000 shares and $214,250, Mr. Callaghan – 0 shares and $0, and Mr. Wilson – 43,500 shares and $186,397.
          The form of the Performance Unit Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
Exhibit 10.1 Form of Cincinnati Bell Inc. Performance Unit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary

Date: March 30, 2006

Exhibit Index

Exhibit No.	Exhibit

10.1	Form of Cincinnati Bell Inc. Performance Unit Agreement.